UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☐	Soliciting Material Pursuant to §240.14a-12
JAVELIN PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2008
Dear Stockholder:
     On behalf of the Board of Directors, I invite you to attend our 2008 Annual Meeting of Stockholders. We hope you can join us. The annual meeting will be held:
At:	The Charles Hotel One Bennett Street Cambridge, MA 02138

On:	June 24, 2008

Time:	9:30 a.m., local time
     The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2007 Annual Report accompany this letter.
     At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company. You will also have an opportunity to meet the directors and other key executives of the Company.
     As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to: (i) the election of three directors; (ii) the consideration of the proposal to appoint McGladrey & Pullen, LLP as our independent registered public accounting firm for the 2008 fiscal year; (iii) the consideration of an amendment to our 2005 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder from 9,000,000 to 10,000,000 and to remove the restriction on the number of incentive stock options that may be issued thereunder; and (iv) the consideration of any other business matters properly brought before the Annual Meeting.
     We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Javelin shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.
     Thank you for your continuing interest in Javelin. We look forward to seeing you at our Annual Meeting.
     If you have any questions about the Proxy Statement, please contact David Bernstein, Corporate Secretary, at (617) 349-4500.

Sincerely,

Martin J. Driscoll Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE NOMINEES
EXECUTIVE COMPENSATION
PROPOSAL 2
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2
PROPOSAL NO. 3
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 3
BOARD INFORMATION
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS
OTHER MATTERS

JAVELIN PHARMACEUTICALS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 24, 2008
To the Stockholders of JAVELIN PHARMACEUTICALS, INC.:
     Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Javelin Pharmaceuticals, Inc., a Delaware corporation, will be held on Tuesday, June 24, 2008 at 9:30 a.m., local time, at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts for the following purposes:
     1. electing Martin J. Driscoll, Jackie M. Clegg and Peter D. Kiernan, III, Class III directors, as directors for a three-year term;
     2. considering and voting upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the 2008 fiscal year;
     3. considering and voting upon a proposal to amend our 2005 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder from 9,000,000 to 10,000,000 and to remove the restriction on the number of incentive stock options that may be issued thereunder; and
     4. conducting other business if properly raised at the Meeting or any adjournment thereof.
     Only stockholders of record at the close of business on April 28, 2008 are entitled to notice of and to vote at the Meeting and any adjournment thereof.
     You are cordially invited to attend the Meeting.
     A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2007 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

By Order of the Board of Directors,

David B. Bernstein Secretary
April 30, 2008
     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE PRESENTED TO THE MEETING, ARE URGED TO REVIEW THE ATTACHED PROXY STATEMENT AND THEN COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

JAVELIN PHARMACEUTICALS, INC.
125 CambridgePark Drive
Cambridge, MA 02140
PROXY STATEMENT
INTRODUCTION
     This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of Javelin Pharmaceuticals, Inc., a Delaware corporation (the “Company,” “Javelin” or “we”), for the 2008 Annual Meeting of Stockholders (the “Meeting”). The Meeting is to be held at 9:30 a.m., local time, on Tuesday, June 24, 2008, and at any adjournment or adjournments thereof, at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts.
     The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to stockholders is May 5, 2008.
     The purposes of the Meeting are to seek stockholder approval of four proposals: (i) electing three directors to the Board of Directors; (ii) ratifying the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the 2008 fiscal year; and (iii) amending our 2005 Omnibus Stock Incentive Plan to increase the number of shares available for issuance thereunder from 9,000,000 to 10,000,000 and to remove the restriction on the number of incentive stock options that may be issued thereunder.
     We will bear the expense of solicitation of proxies for the Meeting, including the printing and mailing of this Proxy Statement. We may request persons, and reimburse them for their expenses with respect thereto, who hold shares in their name or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold Common Stock and to request authority for the execution of the proxies. We intend to use the services of InvestorCom, a proxy solicitation firm, to assist us in the forwarding of the proxy material and the retrieval of proxies, for which we expect to incur fees of approximately $7,500, plus expenses. In addition, some of our officers, directors and employees, without additional compensation, may solicit proxies on behalf of the Board of Directors personally or by mail, telephone or facsimile.
     A representative of McGladrey & Pullen, LLP, our independent public accountants, is expected to be present at the Meeting. He will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions from our stockholders.
VOTING SECURITIES, VOTING AND PROXIES
     Record Date
     Only stockholders of record of our common stock, $.001 par value (the “Common Stock”), as of the close of business on April 28, 2008 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof.
     A list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, during office hours at our executive offices at 125 CambridgePark Drive, Cambridge, MA, by contacting the Secretary of the Company.
     Voting Stock
     As of the Record Date, we had issued and outstanding 49,097,366 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Meeting. No other class of voting securities was then outstanding. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

     Quorum
     The presence at the Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.
     Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
     Voting
     For the election of directors, the three nominees receiving the highest number of affirmative “FOR” votes cast at the Meeting will be elected as directors. Neither abstentions nor broker “non-votes” will affect the outcome of the election of directors. You do not have the right to cumulate your votes for the election of directors. Unless otherwise instructed, the proxy holders of the management proxy will vote the proxies received by them “FOR” each of the three nominees described in this Proxy Statement.
     The Proposals for the ratification of our independent registered public accounting firm and the amendment to our 2005 Omnibus Stock Incentive Plan require the vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting. For purposes of these Proposals, abstentions will have the same effect on the outcome as votes cast “AGAINST” these Proposals, but broker “non-votes” will be considered as votes not entitled to be cast and will have no effect on the outcome.
     If you are the beneficial owner, but not the registered holder of our shares, you cannot directly vote those shares at the Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank. While your nominee holder may vote your shares without instructions on the election of directors and the ratification of our independent registered public accounting firm, as these are routine matters, it cannot vote without instructions from you on Proposal No. 3.
     If you wish to vote in person at the Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the Meeting.
     At the Meeting, ballots will be distributed with respect to each Proposal to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes being in three categories: “FOR,” “AGAINST” or “ABSTAIN” (or “FOR,” “WITHHELD” or “FOR EXCEPT THE FOLLOWING NOMINEES” in the case of “Proposal No. 1”).
     Proxies
     The form of proxy solicited by the Board of Directors affords you the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Meeting. Shares represented by the proxy will be voted and, where the solicited shareholder indicates a choice with respect to any matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted in favor of the election of the directors designated by the Board of Directors, the proposal to ratify the appointment of our independent registered public accounting firm, the proposal to amend the 2005 Omnibus Stock Incentive Plan, and any other matters that may properly come before the Meeting, at the discretion of the persons designated as proxies.

     Revocability of Proxies
     Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the Meeting will not revoke a proxy. Such revocation may be effected by (i) execution of a subsequently dated proxy, (ii) a written notice of revocation, sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement or (iii) your attendance and voting in person at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.
     If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.
     You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope.
     Delivery of Proxy Materials to Households
     Only one copy of Javelin’s 2007 Annual Report and Proxy Statement for the Meeting will be delivered to an address where two or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate Proxy Card will be delivered to each stockholder at the shared address.
     If you are a stockholder who lives at a shared address and you would like additional copies of the 2007 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact David B. Bernstein, Secretary, Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, telephone number (617) 349-4500, and we will promptly mail you copies.
     Interest of Officers and Directors in Matters to Be Acted Upon
     None of our officers or directors has any interest in any of the matters to be acted upon, except to the extent that they have been granted options under the 2005 Omnibus Stock Incentive Plan or may be granted awards thereunder at some future date. See “Proposal 3.”

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the close of business on the Record Date for: (i) each person known by us to beneficially own more than 5% of our voting securities; (ii) each executive officer named in the Summary Compensation Table below; (iii) each of our directors and director nominees; and (iv) all of our current executive officers and directors as a group.

Name and address	Shares beneficially owned(1)
Of beneficial owner(2)	Number	Percent
Wexford Capital LLC(3)	5,012,642	10.16%
411 West Putnam Avenue, Suite 125 Greenwich, CT 06930
NGN Capital, LLC(4)	3,266,666	6.65%
369 Lexington Avenue, 17th Floor New York, NY 10017
Martin J. Driscoll(5)	66,604	*
Daniel B. Carr(6)	1,052,070	2.10%
Fred H. Mermelstein(7)	1,413,702	2.83%
David B. Bernstein(8)	115,334	*
Stephen J. Tulipano(9)	115,000	*
Dr. Curtis Wright(10)	133,334	*
Douglas G. Watson(11)	251,565	*
Jackie M. Clegg(12)	165,921	*
Neil W. Flanzraich(13)	266,604	*
Peter D. Kiernan, III (14)	2,411,848	4.91%
Georg Nebgen(15)	3,318,310	6.75%
All officers and directors as a group(16)	9,176,958	17.71%

*	Beneficial ownership of less than 1% is omitted.

(1)	The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Record Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

(2)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 125 CambridgePark Drive, Cambridge, MA 02140.

(3)	Includes (i) 2,568,198 shares owned of record by Wexford Spectrum Investors LLC and 111,111 shares obtainable upon exercise of Presently Exercisable Warrants and (ii) 2,222,222 shares owned of record by Theta Investors LLC and 111,111 shares obtainable upon exercise of Presently Exercisable Warrants, as reported on Schedule 13G/A filed on February 7, 2006.

(4)	Includes (i) 1,895,973 shares owned of record by NGN Biomed Opportunity I, L.P. and 1,370,693 shares owned of record by NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG. In their Schedule 13D/A filed on February 14, 2008, each of these persons expressly disclaimed membership in a “group” or beneficial ownership of any shares of common stock except for shares held of record.

(5)	Includes 66,604 shares obtainable upon exercise of Presently Exercisable options. Excludes 880,000 shares obtainable upon exercise of options not Presently Exercisable.

(6)	Includes 1,044,070 shares obtainable upon exercise of Presently Exercisable options. Excludes 245,000 shares obtainable upon exercise of options not Presently Exercisable.

(7)	Includes 861,386 shares obtainable upon exercise of Presently Exercisable options. Excludes 141,666 shares obtainable upon exercise of options not Presently Exercisable.

(8)	Includes 114,334 shares obtainable upon exercise of Presently Exercisable options. Excludes 138,666 shares obtainable upon exercise of options not Presently Exercisable.

(9)	Includes 115,000 shares obtainable upon exercise of Presently Exercisable options. Excludes 140,000 shares obtainable upon exercise of options not Presently Exercisable.

(10)	Includes 133,334 shares obtainable upon exercise of Presently Exercisable options, all of which expire on June 14, 2008.

(11)	Includes 246,565 shares obtainable upon exercise of Presently Exercisable options. Excludes 60,000 shares obtainable upon exercise of options not Presently Exercisable.

(12)	Includes 165,921 shares obtainable upon exercise of Presently Exercisable options. Excludes 40,000 shares obtainable upon exercise of options not Presently Exercisable.

(13)	Includes 66,604 shares obtainable upon exercise of Presently Exercisable options. Excludes 30,000 shares obtainable upon exercise of options not Presently Exercisable.

(14)	Includes 2,411,848 shares owned by Kiernan Ventures LLC (“Ventures”), a limited liability company managed solely by Mr. Kiernan and owned by Mr. Kiernan and his wife. Excludes 50,000 shares obtainable upon exercise of options that are not Presently Exercisable. Also excludes approximately 1,154,128 shares (the “Sonostar Shares”) beneficially owned by Sonostar Capital Partners LLC (“Sonostar”), a private equity fund managed solely by Mr. Kiernan’s brother, Mr. Gregory F. Kiernan, who has sole voting and dispositive power with respect to the Sonostar Shares. Ventures owns approximately 14.9% of the membership interests in Sonostar. 171,965 of the Sonostar Shares, representing the number of shares attributable to Ventures’ percentage interest in Sonostar, were placed in a segregated account in the name of Ventures after Peter Kiernan was appointed to the Board of Directors of Javelin. For the duration of Peter Kiernan’s serving as a director of Javelin: (i) no Sonostar Shares held in the segregated account shall be sold, pledged, hypothecated or otherwise disposed of by Sonostar; and (ii) no future purchase or sales of our securities shall be allocated to Ventures or taken from the segregated account. Neither Peter Kiernan nor Ventures has voting or dispositive power with respect to the Sonostar Shares, including, without limitation, the Sonostar Shares held in the segregated account.

(15)	Includes: (i) 1,895,973 shares owned of record by NGN Biomed Opportunity I, L.P. and (ii) 1,370,693 shares owned of record by NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG. The aggregate number also includes 51,644 shares obtainable upon exercise of Presently Exercisable options, and excludes 25,000 shares obtainable upon exercise of options not Presently Exercisable, as reported on a Schedule 13D/A filed on February 14, 2008. Dr. Nebgen is a managing member of NGN Capital LLC (“NGN Capital”), which is the sole general partner of NGN Biomed I, L.P. (“NGN GP”) and the managing limited partner of NGN Biomed Opportunity I GmbH & Co. Beteiliguns KG (“NGN Biomed I GMBH”). NGN GP is the sole general partner of NGN Biomed Opportunity I, L.P. Under the operating agreement for NGN Capital, Dr. Nebgen is deemed to hold the reported securities for the benefit of NGN Capital. NGN Capital may, therefore, be deemed the indirect beneficial owner of the securities, and Dr. Nebgen may be deemed the indirect beneficial owner through his indirect interest in NGN Capital. Dr. Nebgen disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein, if any.

(16)	Includes all shares of the persons denoted in footnotes (6) through (9) and (11) through (15). Dr. Wright, who resigned from his positions with us on February 28, 2008, is no longer an executive officer of our company.

PROPOSAL 1
ELECTION OF DIRECTORS
General
     Our Certificate of Incorporation provides that the Board of Directors of the Company is comprised of not less than three nor more than fifteen directors, divided or “classified” into three classes (Classes I, II and III), each Class consisting as nearly as practicable of one third of the entire Board of Directors, and with the term of one Class expiring each year. The Board of Directors is currently comprised of eight directors and will be comprised of eight directors effective immediately following the election if all the nominees are elected.
     The eight directors are classified as follows: three each being Class I Directors and Class III Directors, and two being Class II Directors. The current term of the Class III Directors will expire at the 2008 Annual Meeting. The current term for the Class I Directors and the Class II Directors will expire at the 2009 and 2010 Annual Meetings, respectively.
     The Board of Directors has nominated for election three persons as Class III Directors. Assuming the election of each nominee, the term of the Class III Directors will expire at the 2011 Annual Meeting. Each nominee currently serves as a Company director. All of the nominees have consented to serve as directors. If a nominee should not be available for election as contemplated, the proxy holders will vote for a substitute designated by the current Board of Directors. We are not aware of any nominee who will be unable or who will decline to serve as a director.
Nominees
     The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as Class III Directors are:

Name	Age	Position	Director Since
Martin J. Driscoll	48	Chief Executive Officer and Director	June 2006

Jackie M. Clegg	45	Director	December 2004

Peter D. Kiernan, III	54	Director	February 2008
     For information as to the shares of the Common Stock beneficially owned by each nominee, see the section “Securities Ownership of Certain Beneficial Owners and Management” and as to other Board matters, see the section “Board Information.”
     The following are biographical summaries for our nominees for election as Class III Directors:
     Class III Directors
     Martin J. Driscoll has served as our Chief Executive Officer since March 3, 2008 and as a director since June 2006. He has been a principal of MJD Consulting LLC, a pharmaceutical marketing company, since 2005, and was a principal of that firm from its founding in 2002 to 2003. From 2003 to 2005, Mr. Driscoll served as Senior Vice President of Sales and Marketing at Reliant Pharmaceuticals, a privately-held company that markets a portfolio of branded pharmaceutical products. From 2000 to 2002, Mr. Driscoll served as Vice President, Commercial Operations and Business Development at ViroPharma, Inc., where he played a large role in the negotiation and successful management of a multi-million dollar co-promotion/co-development collaboration between ViroPharma and Aventis. From 1983 to 2000, he held various positions at Schering Plough Corporation, including Vice President of Sales and Marketing for its Primary Care Division, and Vice President, Sales and Marketing for the Schering Diabetes Unit. He also served as the Chief Executive Officer of Pear Tree Pharmaceuticals, Inc., a private pharmaceutical company focused on developing prescription products for women, from July, 2007 until March 3, 2008, and he currently serves as a Director of Genta Incorporated [Nasdaq: GNTA], a biotechnology company developing novel cancer therapies. Mr. Driscoll received a B.S. from the University of Texas.

     Jackie M. Clegg has served as a director since December 2004, and as a director of IDDS since February 2004. In September 2001, she formed the international strategic consulting firm Clegg International Consultants, LLC (“CIC”) specializing in emerging markets. From May 1997 to July 2001, Ms. Clegg served as Vice Chair of the Board of Directors and First Vice President of the Export-Import Bank of the United States (“Ex-Im Bank”), having previously served in various positions from 1993 to 1997 at Ex-Im Bank, including Chief of Staff. Prior to joining Ex-Im Bank, Ms. Clegg worked for ten years in the United States Senate on the staff of both the Banking and the Appropriations Committees. Ms. Clegg is also currently serving as a director of Blockbuster Inc. [NYSE: BBI], Brookdale Senior Living, Inc. [NYSE: BKD], The Chicago Board of Trade [NYSE: BOT] and Cardiome Pharma Corp. [Nasdaq: CRME].
     Peter D. Kiernan, III has served as a director since February 2006. He is CEO of Kiernan Ventures, a venture capital firm committed to growing companies of consequence. He spent nearly 18 years at Goldman Sachs, most of them as a Partner, and was instrumental in advising companies and wealthy families around the globe in ways to expand their business. His specialty was forging unique relationships and finding creative and unconventional ways to help growing companies both large and small achieve their promise. After leaving Goldman, Mr. Kiernan founded and led numerous companies, including Tech Health, a high growth medical services company where he serves as Chairman of the Board. Mr. Kiernan was also President and Partner at Cyrus Capital Partners, a hedge fund based in New York and London, where he continues to serve as Senior Advisor. Mr. Kiernan also serves as Chairman of the Board of Directors of the Christopher and Dana Reeve Foundation, where he has led a dramatic turnaround in the organization’s fight to cure paralysis. He also served as past Chairman of the prestigious Robin Hood Foundation for nearly five years. He currently serves on the Board of the Darden School at the University of Virginia and served on the Williams College Board and Finance Committee for many years.
     Continuing Directors

			Director
Name	Age	Position	Since
(Term expires 2009)
Douglas G. Watson	62	Chairman of the Board and Director	December 2004
Neil W. Flanzraich	63	Director	June 2006
Georg Nebgen, Ph.D.	45	Director	December 2006
(Term expires 2010)
Daniel B. Carr, M.D.	60	Chief Medical Officer, Vice Chairman of the Board and a Director	December 2004

Fred H. Mermelstein	49	President and Director	December 2004
     The following are biographical summaries of our continuing directors:
     Class I Directors
     Douglas G. Watson has served as our Chairman of the Board and a director since December 2004, and as a director of IDDS since April 2002. He is the Chief Executive Officer of Pittencrieff Glen Associates, a consulting company, which he founded in June 1999. From January 1997 to June 1999, Mr. Watson served as President, Chief Executive Officer and a director of Novartis Corporation, the U.S. subsidiary of Novartis A.G. Mr. Watson serves as Chairman of OraSure Technologies, Inc. [Nasdaq: OSUR], and as a director of BioMimetic Therapeutics, Inc. [AMEX:BMTI], Genta Inc. [Nasdaq:GNTA], and Dendreon Corporation [Nasdaq:DNDN]. Mr. Watson is the chairman of Freedom House Foundation and a director of the American Liver Foundation. Mr. Watson holds an M.A. in Mathematics from Churchill College, Cambridge University. He is also a member of the Chartered Institute of Management Accountants.
     Neil W. Flanzraich has served as a director since June 2006. He has been a private investor since February 2006. From 1998 through its sale in January 2006 to TEVA Pharmaceuticals Industries, Ltd., he served as Vice Chairman and President of IVAX Corporation, an international pharmaceutical company. From 1995 to 1998, Mr. Flanzraich served as Chairman of the Life Sciences Legal Practice Group of Heller Ehrman LLP, a law firm, and from 1981 to 1994, was Senior Vice President and member of the Corporate Operating Committee at Syntex Corporation, a pharmaceutical company. He is also a Director of Equity One Inc. [NYSE:EQY], Continucare Corporation [ASE:CNU], RAE Systems, Inc. [ASE:RAE], and Neurochem Inc. [Nasdaq:NRMX]. He also serves as Chairman of the Israel America Foundation. Mr. Flanzraich received an A.B. from Harvard College and a J.D. from Harvard Law School.
     Georg Nebgen, Ph.D. has served as a director since December 8, 2006. From 2003 until the present, Dr. Nebgen served as a managing member and co-founder of NGN Capital, LLC, which is the indirect general partner of NGN Biomed Opportunity I, L.P. and the managing limited partner of NGN Biomed Opportunity I GmbH & Co. Beteiligungs KG (collectively, “NGN Capital”), each of which is a shareholder of our company. Prior to his appointment as a director, Dr. Nebgen had acted as the designee of NGN Capital in attending Board meetings as an observer since November 2005. Before joining NGN Capital, Dr. Nebgen had been a principal at MPM Capital in Boston and Managing Director of MPM GmbH. Prior to that, Dr. Nebgen served with Schering-Plough Corporation as Managed Care Area Manager in New England. His responsibilities included contracting the reimbursement of Schering-Plough’s ethical pharmaceutical products and services with managed care organizations, as well as leading sales pull-through activities of the field forces. Dr. Nebgen obtained his doctorate in Pharmaceutical Technology Sciences from the University of Bonn, Germany and his executive MBA from the University of St. Gallen, Switzerland.
     Class II Directors
     Daniel B. Carr, M.D. has served as a director since December 2004, as the Vice Chairman of our Board of Directors since March 3, 2008 and as our Chief Medical Officer since September 2004 when he joined IDDS from his position as Saltonstall Professor of Pain Research at Tufts-New England Medical Center, and Professor of Anesthesiology and Medicine. He had held both positions since 1994. Dr. Carr ended his clinical responsibilities effective September 2004. Dr. Carr served as our Chief Executive Officer from July 2005 until March 3, 2008. From 1995 to 2003, he was the Medical Director of the Pain Management Program at the New England Medical Center, which merged into the Pain Management program at Caritas St. Elizabeth’s Medical Center, another Tufts-affiliated program. Dr. Carr was a founder of the Pain Center at the Massachusetts General Hospital and served as Special Consultant to the U.S. Department of Health and Human Services and Co-Chair of the Agency for Health Care Policy and Research’s Clinical Practice Guidelines on Acute and Cancer Pain Management. He is Editor-in-Chief of Pain: Clinical Updates published by the International Association for the Study of Pain (“IASP”), and has served as a Director of the American Pain Society and the IASP. Dr. Carr holds a bachelors degree from Columbia College and an M.D. degree from Columbia University College of Physicians and Surgeons.
     Fred H. Mermelstein, Ph.D. has served as our President and a director since December 2004, having been our Chief Executive Officer from December 2004 through June 2005 and Secretary from December 2004 to April 2006, and had served as a director of IDDS and as its President from inception in February 1998 through July 2003 when he also became Chief Executive Officer. From April 1996 to July 2003, he was employed by Paramount Capital Investments, LLC where he became a Director of Venture Capital and a member of Orion Biomedical GP, LLC. He is the founder, President and Chairman of the board of Directors of Pear Tree Pharmaceuticals, Inc., and he currently serves as a director of Adherex Technologies, Inc. [ASE:ADH]. From February 1997 until January 2000, Dr. Mermelstein was founder and served as a director and the Chief Scientific Officer of PolaRx BioPharmaceuticals, an oncology-based biopharmaceutical company. Dr. Mermelstein also serves on the scientific advisory board of Cardiome Pharma Corp. Dr. Mermelstein holds a dual Ph.D. in Pharmacology and Toxicology from Rutgers University and University of Medicine and Dentistry of New Jersey (“UMDNJ”) Robert Wood Johnson Medical School. He completed his post-doctoral training supported by two grant awards, a National Institutes of Health fellowship and a Howard Hughes Medical Institute fellowship in the Department of Biochemistry at UMDNJ Robert Wood Johnson Medical School.
     All Directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer.

Mr. Watson and Mr. Driscoll both serve on the Board of Directors of Genta Incorporated.
     Independence of the Board of Directors
     Our Board of Directors is currently composed of eight members. Messrs. Driscoll, Watson, Flanzraich, Nebgen and Kiernan, and Ms. Clegg, qualify as independent directors in accordance with the published listing requirements of the American Stock Exchange. The American Stock Exchange independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by the American Stock Exchange rules, our Board of Directors has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Our directors hold office until their successors have been elected and qualified or their earlier death, resignation or removal.
     Certain Relationships and Related Transactions
     We have entered into, or intend to enter into, indemnification agreements with each of our current directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors.
     Approval for Related Party Transactions
     Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal stockholders, including their immediate family members and affiliates, our Corporate Governance and Nominating Committee, all of the members of which are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire Board of Directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Nominating and Corporate Governance Committee and our Board of Directors. In approving or rejecting the proposed related party transaction, our Corporate Governance and Nominating Committee and our Board of Directors shall consider the facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Corporate Governance and Nominating Committee and our Board of Directors determine in the good faith exercise of their discretion.
     Vote Required and Board of Directors’ Recommendation
     Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THESE NOMINEES.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     The Board of Directors, the Compensation Committee and senior management share responsibility for establishing, implementing and continually monitoring our executive compensation program, with the Board of Directors making the final determination with respect to executive compensation. The goal of our executive compensation program is to provide a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and our three other most highly-compensated executive officers as determined in accordance with applicable Securities and Exchange Commission (“SEC”) rules, which are collectively referred to herein as the Named Executive Officers.
Objectives of Our Executive Compensation Program
Our executive compensation program is designed to achieve the following objectives:
•	attract and retain talented and experienced executives in the highly competitive and dynamic pharmaceutical industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value;

•	provide a competitive compensation package in which a significant portion of total compensation is determined by company and individual results and the creation of stockholder value; and

•	foster a shared commitment among executives by coordinating their company and individual goals.
Our Executive Compensation Program
     Our typical executive compensation package has historically consisted of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Consistent with the emphasis we place on performance-based incentive compensation, we have structured our executive compensation package so that cash incentive bonuses and long-term equity incentive compensation in the form of stock options constitute a significant portion of our total executive compensation. However, due in part to the small size of our executive team and the need to tailor each executive officer’s award to attract and retain that executive officer, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.
     We have structured our annual cash incentive bonuses and long-term equity incentive compensation for our executive officers to be primarily tied to the achievement of predetermined company and, in some cases, individual performance goals, which are established at the beginning of each year (or in the case of Named Executive Officers who have commenced employment during the applicable year, at the time of their engagement by our company).
     Within the context of the overall objectives of our compensation program, we determined the specific amounts of compensation to be paid to each of our executives in 2007 based on a number of factors including:
•	our understanding of the amount of compensation generally paid by companies in our peer group to their executives with similar roles and responsibilities;

•	our executives’ performance during 2007 in general and as measured against predetermined company and individual performance goals;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation and performance at our company; and

•	any contractual commitments we have made to our executives regarding compensation.
     Each of the primary elements of our executive compensation package is discussed in detail below, including a description of how each particular element fits into our overall executive compensation. In the descriptions below, we highlight particular compensation objectives that we have designed our executive compensation program to address. However, it should be noted that we have designed the various elements of our compensation program to complement each other and thereby collectively serve all of our executive compensation objectives. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program, to a greater or lesser extent, serves each of our compensation objectives.
Role of Compensation Consultant
     To ensure that the compensation levels of our Named Executive Officers are reasonably competitive with market rates, and that our compensation program is properly designed to achieve its stated goals, during 2007 we retained AON Radford Consulting (“Radford”), an independent human resource and compensation consulting firm, to review and analyze the compensation arrangements for our executive officers and our current equity programs relative to market. In completing its assessment, Radford reviewed our executive compensation data against that of 20 similarly situated commercial biotechnology / pharmaceutical companies. This peer group, which was approved by our Board of Directors and our Compensation Committee, is comprised of the following companies:

Adolor	Keryx Biopharmaceuticals, Inc.	Pozen Inc.
Anika Therapeutics, Inc.	Nastech Pharmaceutical Company	Pain Therapeutics
Anesiva Inc.	Novavax Inc.	Replidyne Inc.
Biocryst Pharmaceuticals Inc.	Optimer Pharma Inc.	Sucampo Pharmaceuticals
Cadence Pharmaceuticals Inc.	Osiris Therapeutics, Inc.	Tercica, Inc.
Collagenex Pharmaceuticals, Inc.	Penwest Pharmaceuticals	Vanda Pharmaceuticals
Introgen Therapeutics, Inc.	Poniard Pharmaceuticals
Base Salary
     Our approach is to pay our executives a base salary that is competitive with those of other executive officers in similar positions and with similar responsibilities in our peer group of competitive companies. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. The base salary of each Named Executive Officer is reviewed annually, and may be increased or decreased in accordance with the terms of such executive officer’s employment agreement, where applicable, and certain performance criteria, including, without limitation: (i) individual performance; (ii) corporate performance; (iii) the functions performed by the executive officer; and (iv) changes in the compensation peer group in which we compete for executive talent. We use discretion to determine the weight given to each of the factors listed above and such weight may vary from individual to individual. Evaluations of base salary are made regardless of whether a Named Executive Officer has entered into an employment agreement with us, and while the base salary set forth in such employment agreement is taken into consideration, it is not dispositive of the base salary of such executive officer for a given year. Although evaluations of and recommendations as to base salary are made by the Compensation Committee and senior management, the ultimate determination is made by the Board of Directors. Determinations as to the base salary of each Named Executive Officer for the 2007 fiscal year were made prior to our engagement of Radford, and thus Radford did not have any input on such base salaries.
     During 2007, Dr. Carr received an aggregate base salary of $403,728, based upon his Employment Agreement dated as of July 7, 2004, which was superseded by his Employment Agreement dated as of July 7, 2007. Messrs. Tulipano and Bernstein received a base salary of $204,000 and $214,725, respectively, for the 2007 fiscal year, in accordance with the term sheets that they entered into with us. Dr. Mermelstein and Dr. Wright received a base salary of $234,840 and $251,875, respectively, for the 2007 fiscal year. To the extent that we have entered into employment agreements or term sheets with any of our Named Executive Officers, the base salaries of such individuals reflect the initial base salaries that we negotiated with them at the time of their initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our company, the performance and increased experience of our executives, any changes in our executives’ roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of base salaries for comparable positions at our peer group of companies at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors.
Annual Cash Incentive Bonuses
     Consistent with our emphasis on performance incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon their performance and the performance of our company as measured against predetermined goals covering clinical and regulatory operations, product development / commercialization, and corporate and financial achievements. These goals are recommended by senior management to the Compensation Committee, and then by the Compensation Committee to the Board of Directors, at the beginning of each year. The goals are ultimately set by the Board of Directors. If a Named Executive Officer joined our company during a particular year, these performance goals are established at the time of employment. The Compensation Committee has determined that we achieved 90% of the performance incentive goals that were established for our Named Executive Officers for the 2007 fiscal year.
     As part of our cash incentive bonus program, we reserve a portion of each executive’s annual cash incentive bonus to be paid at our discretion based on the executive’s overall performance. We maintain this discretionary portion of the annual cash incentive bonuses in order to motivate our executives’ overall performance and their performance relating to matters that are not addressed in the predetermined performance goals that we set. We believe that every important aspect of executive performance is not capable of being specifically quantified in a predetermined objective goal. For example, events outside of our control may occur after we have established the executives’ performance goals for the year that require our executives to focus their attention on different or other strategic objectives.
     We establish the target amount of our annual cash incentive bonuses at a level that represents a meaningful portion of our executives’ currently paid out cash compensation, and set additional threshold and maximum performance levels above and below these target levels. During 2007, the target cash incentive bonus levels for our Named Executive Officers ranged from 29% for Mr. Bernstein to 50% for Dr. Carr. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at our peer group of companies, our historical practices and any contractual commitments that we have relating to executive bonuses.
     Based in part upon the employment agreements that they have entered into with us, for the 2007 fiscal year, Dr. Carr was entitled to an annual bonus of up to 100% of his base salary (with 50% of his base salary as the target bonus), Mr. Tulipano was entitled to an annual bonus of up to 49% of his base salary (with 30% of his base salary as the target bonus), and Mr. Bernstein was entitled to an annual bonus of up to 43% of his base salary (with 29% of his base salary as the target bonus). For the 2007 fiscal year, Messrs. Carr, Tulipano and Bernstein received a bonus of $275,000, $76,588 and $75,157, respectively. For Drs. Wright and Mermelstein, with whom we have not entered into employment agreements, we established a bonus range of up to 45% and 86% of base salary, respectively. For the 2007 fiscal year, Dr. Wright and Dr. Mermelstein received a bonus of $101,784 and $120,883, respectively. Due to the fact that our company hit 90% of the milestone objectives established for 2007 and the strong performance of the Named Executive Officers, the total cash incentive bonus awarded to our Named Executive Officers ranged between 5% and 11% of base salary higher than the target bonus percentage.
     As noted above, the aggregate amount of the bonus paid to each Named Executive Officer, regardless of whether or not they have entered into an employment agreement with us, reflects the extent to which such executive achieved the milestones established at the beginning of the year, plus the amount of the discretionary bonus that is based on our assessment of their overall performance during the year.
     Overall, the targets for the performance measures were set at levels that we believed to be achievable with strong performance by our executives. Although we cannot always predict the different events that will impact our business during an upcoming year, we set our performance goals for the target amount of annual incentive cash bonuses at levels that we believe will be achieved by our executives a majority of the time. Our maximum and threshold levels for these performance goals are determined in relation to our target levels, are intended to provide for greater or lesser incentives in the event that performance is within a specified range above or below the target level, and are correspondingly easier or more difficult to achieve. We set the performance goals for the maximum amount at a level that we believe will be achieved in some years, but will not be achieved a majority of the time. At the end of each year, the Compensation Committee evaluates the performance of each executive officer and provides its recommendation to the Board for the amount of the cash incentive bonus to be paid to each such executive for that year, with the Board making the final determination as to the amount of the cash incentive bonus.
Long-term Equity Incentive Compensation
     We believe that long-term company performance is best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. We grant stock options in order to provide certain executive officers with a competitive total compensation package and to reward them for their contribution to our long-term growth in value and the long-term price performance of our common stock. Grants of stock options are designed to align the executive officer’s interest with that of our stockholders.
     Based on the early stage of our company’s development and the incentives we are trying to provide to our executives, we have chosen to use stock options, which derive value exclusively from increases in stockholder value, as opposed to restricted stock or other forms of equity awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on the market practices of our peer group of companies and our negotiations with our executives in connection with their initial employment or promotion by us.
     Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over three years, beginning with one-third vesting one year after the date of grant, then pro-rata vesting annually thereafter. Such vesting is intended as an incentive to such executive officers to remain with us and to provide a long-term incentive. Such options are generally exercisable, however, after termination of employment (other than termination for cause) if vested. We do not require that any portion of the shares acquired be held until retirement, we do not have a policy prohibiting a director or executive officer from hedging the economic risks of his or her stock ownership and we do not have any minimum stock ownership requirements for executive officers and directors. However, each of our executive officers has a significant number of exercisable options. Stock option awards are made pursuant to the Javelin 2005 Omnibus Stock Incentive Plan (the “2005 Plan”). See “Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options. The exercise price of each stock option granted under the 2005 Plan is based on the fair market value of our common stock on the grant date.
     We grant annual awards under the 2005 Plan to our Named Executive Officers based on a number of factors, including: (i) the grantee’s position with us; (ii) his or her performance and responsibilities; (iii) the extent to which he or she already holds an equity stake with us; (iv) equity participation levels of comparable executives at our peer group of companies; and (v) the extent to which the corporate and individual performance targets for any particular year have been achieved. Awards to executive officers are first reviewed and approved by the Compensation Committee, which then makes a recommendation for final approval by our Board of Directors. Other than grants to newly-hired employees, option grants are generally awarded in January of each year at the regularly scheduled meetings of the Compensation Committee and the Board of Directors.
Other Compensation
     We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. In certain circumstances, on a case-by-case basis, we have used cash signing bonuses, which may have time-based forfeiture terms, when certain executives and senior non-executives have joined us. We do not provide any special reimbursement for perquisites, such as country clubs, automobiles, corporate aircraft, living or security expenses, for our employees or for any executive officers.
     Pension Benefits. We do not offer qualified or non-qualified defined benefit plans to our executive officers or employees. In the future, we may adopt qualified or non-qualified defined benefit plans if we determine that doing so is in our best interests.
     Nonqualified Deferred Compensation. None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. In the future, we may elect to provide our executive officers or other employees with non-qualified defined contribution or deferred compensation benefits if we determine that doing so is in our best interests.
     Severance and Change of Control Arrangements. As discussed more fully in the section below entitled “Employment Agreements,” certain of our Named Executive Officers are entitled to certain benefits upon the termination of their respective employment agreements. The severance agreements are intended to mitigate some of the risk that our executive officers may bear in working for a developing company such as ours.
     Policies Regarding Tax Deductibility of Compensation. Within our performance-based compensation program, we aim to compensate our Named Executive Officers in a manner that is tax-effective for us. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), restricts the ability of publicly-held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based. The non-performance-based compensation paid in cash to our executive officers in the 2007 fiscal year did not exceed the $1.0 million limit per officer, and we do not anticipate that the non-performance-based compensation to be paid in cash to our executive officers in 2008 will exceed that limit.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

THE COMPENSATION COMMITTEE
Douglas G. Watson, Chairman
Jackie M. Clegg

Summary of Executive Compensation
     The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers (the “Named Executive Officers”), during the fiscal years ended December 31, 2007 and December 31, 2006:

								Change in
								Pension
								Value and
								Nonqualified
						Non-Equity		Deferred
				Stock	Option	Incentive Plan		Compensation	All Other
Name and Principal			Bonus	Awards	Awards	Compensation		Earnings	Compensation	Total
Position	Year	Salary ($)	($)	($)	($) (5)	($)(8)		($)	($)	($)

Daniel B. Carr, M.D., Chief Medical	2007	$403,728	—	—	$725,186	$275,000	(1)	—	—	$1,403,914
Officer(6)	2006	350,000	—	—	688,602	180,000		—	—	1,218,602

Stephen J. Tulipano,	2007	$204,000	—	—	$156,615	$76,588	(2)	—	—	$437,203
Chief Financial Officer	2006	133,333	—	—	74,751	64,125		—	—	272,209

Fred H. Mermelstein, PhD,	2007	$234,840	—	—	$198,398	$120,883	(3)	—	—	$554,121
President	2006	228,000	—	—	206,041	90,706		—	—	524,747

Dr. Curtis Wright,	2007	$251,875	—	—	$155,417	$101,784	(9)	—	—	$509,076
EVP — Regulatory(7)	2006	228,401	—	—	102,085	63,031		—	—	393,517

David B. Bernstein, Secretary, General Counsel and Chief Intellectual	2007	$214,725	—	—	$148,334	$75,157	(4)	—	—	$438,216
Property Counsel	2006	153,125	—	—	76,343	45,300		—	—	274,768

(1)	Dr. Carr is entitled to receive certain cash incentive compensation at the discretion of the Board of Directors, up to $450,000 per year, if certain performance targets are met, pursuant to his employment agreement.

(2)	Mr. Tulipano is entitled to receive a cash bonus in the range of up to 49% of his base salary, with a target bonus of 30%, if certain performance targets are met, pursuant to his employment agreement.

(3)	During 2007, Dr. Mermelstein was entitled to receive a cash bonus of up to 86% of his base salary if certain performance targets are met.

(4)	During 2007, Mr. Bernstein was entitled to receive a cash bonus of up to 43% of his base salary, with a target bonus of 29%, if certain performance targets are met.

(5)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006 computed in accordance with SFAS 123R, and thus may include amounts from awards granted in current and prior fiscal years. A discussion of the methods used to calculate these values may be found in footnote 11, which is in Part II, item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(6)	Dr. Carr served as our Chief Executive Officer from July 2005 until March 3, 2008, at which time Martin J. Driscoll was elected to serve as our Chief Executive Officer. Dr. Carr remains our Chief Medical Officer.

(7)	Dr. Wright resigned from his positions with us on March 14, 2008. He will continue as a consultant through June 2008.

(8)	The amounts listed in the Non-Equity Incentive Plan Compensation column for 2007 include cash incentive bonuses accrued during 2007 and paid in January 2008 following approval of our Board of Directors, and the amounts listed for 2006 include cash incentive bonuses accrued during 2006 and paid in January 2007 following approval of our Board of Directors.

(9)	During 2007, Dr. Wright was entitled to receive a cash bonus of up to 45% of his base salary if certain performance targets are met.
Grants of Plan-based Awards
     The following table sets forth certain information with respect to grants of plan-based awards during the year ended December 31, 2007 to the Named Executive Officers.

								All
								Other	All
								Stock	Other		Grant
								Awards:	Option		Date
								Number	Awards:	Exercise	Fair
		Estimated Future Payouts						of	Number	or	Value
			Under					Shares	of	Base	of Stock
		Non-Equity Incentive Plan			Estimated Future Payouts Under			of	Securities	Price of	and
		Awards			Equity Incentive Plan Awards			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)(1)	($)	(#)	(#)	($ /Sh)(2)	($)(3)
Daniel B. Carr, M.D.	1/3/07	—	—	—		95,000	—	—	—	$4.98	$317,300
Stephen J. Tulipano	1/3/07	—	—	—		45,000	—	—	—	$4.98	$150,300
Fred H. Mermelstein	1/3/07	—	—	—		70,000	—	—	—	$4.98	$233,800
Dr. Curtis Wright	1/3/07	—	—	—		50,000	—	—	—	$4.98	$167,000
David B. Bernstein	1/3/07	—	—	—		43,000	—	—	—	$4.98	$143,620

(1)	The options vest in three equal annual installments, beginning on the first anniversary of the grant date.

(2)	The exercise price for all options is equal to the closing market price of our Common Stock on the date of grant.

(3)	Amounts listed in this column represent the aggregate grant date fair value computed in accordance with SFAS No. 123R. Assumptions made for purposes of computing the aggregate grant date fair value are discussed in footnote 11, which is in Part II, item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We caution that the amount ultimately realized from the option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations, and the timing of exercises and sales.

Discussion of Summary Compensation and Grants of Plan-based Awards Tables
     Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.
Employment Agreements
     We entered into an Employment Agreement with Dr. Daniel B. Carr dated as of July 7, 2007 pursuant to which he currently serves as our Chief Medical Officer. Dr. Carr also served as our Chief Executive Officer under his employment agreement until March 3, 2008. The employment agreement is for a term of three years, unless earlier terminated. Dr. Carr is receiving an initial annual base salary of $450,000, plus a target cash bonus equal to 50% of base salary, with the potential to be awarded up to 100% of base salary, if certain performance targets are met. Dr. Carr will also be entitled to receive an annual option to purchase shares of Common Stock, based on the attainment of certain performance targets that are established annually by mutual agreement of the Board of Directors and Dr. Carr. In addition, upon the commencement of his employment with our company, Dr. Carr was granted options to purchase 916,570 shares of Common Stock at an exercise price of $1.96 per share, as adjusted for the merger, vesting in three equal installments commencing upon the first anniversary of the agreement. See “Payments Upon Termination or Change-in-Control” below for a discussion of payments due to Dr. Carr upon the termination of his employment or a change-in-control of our company.
     Effective as of May 1, 2006, Stephen J. Tulipano became our Chief Financial Officer pursuant to an Employment Agreement, dated as of April 8, 2006. The employment term is two years and he is receiving an annual base salary of $200,000 and is entitled to a discretionary performance-based bonus for the 2007 calendar year in the range of up to 49% of his base salary with a target bonus of 30% as determined in our sole discretion. As a hiring bonus, Mr. Tulipano was granted options to purchase 150,000 shares of common stock at an exercise price of $3.70 per share, vesting in three equal annual installments commencing upon the first anniversary of the grant.
     Effective as of April 10, 2006, David Bernstein became our Secretary, General Counsel and Chief IP Counsel pursuant to a Term Sheet. The Term Sheet provides for a three year renewal term of employment, at an annual base salary of $210,000, with an annual performance bonus of up to 30% of base salary in cash. Upon hiring, Mr. Bernstein was granted options for the purchase of 150,000 shares of Common Stock at an exercise price of $3.50 per share, vesting in three equal installments commencing on the first anniversary of the grant.
     Additional discussion of the amounts listed in the Summary Compensation Table and an explanation of the amount of salary and incentive bonus paid to our Named Executive Officers in 2007 in proportion to total compensation can be found in the Compensation Discussion and Analysis in this proxy statement.
Outstanding Equity Awards
     The following table sets forth certain information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2007.

	Option Awards (1)					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
			Equity					Number	Payout
			Incentive			Number	Market	of	Value of
			Plan			of	Value of	Unearned	Unearned
			Awards:			Shares	Shares	Shares,	Shares,
	Number of	Number of	Number of			or Units	or Units	Units or	Units or
	Securities	Securities	Securities			of Stock	of Stock	Other	Other
	Underlying	Underlying	Underlying			That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	That	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Daniel B. Carr, M.D.	916,570	—	—	$1.96	9/7/14	—	—	—	—
	8,333	4,167	—	$2.70	4/12/15	—	—	—	—
	41,667	83,333	—	$4.05	3/8/16	—	—	—	—
	—	95,000	—	$4.98	1/3/17	—	—	—	—

Stephen J. Tulipano	50,000	100,000	—	$3.70	5/1/16	—	—	—	—
	—	45,000	—	$4.98	1/3/17	—	—	—	—

Fred H. Mermelstein, Ph.D.	103,485	—	—	$3.87	11/14/10	—	—	—	—
	51,742	—	—	$5.36	2/24/12	—	—	—	—
	50,921	—	—	$3.87	9/18/12	—	—	—	—
	254,603	—	—	$1.50	8/22/13	—	—	—	—
	127,301	—	—	$1.96	12/15/13	—	—	—	—
	83,333	41,667	—	$2.70	4/12/15	—	—	—	—
	75,000	—	—	$2.70	4/12/15	—	—	—	—
	25,000	50,000	—	$4.05	3/8/16	—	—	—	—
	—	70,000	—	$4.98	1/3/17	—	—	—	—

Dr. Curtis Wright	100,000	50,000	—	$2.85	6/14/08	—	—	—	—
	8,334	16,666	—	$4.05	6/14/08	—	—	—	—
	—	50,000	—	$4.98	6/14/08	—	—	—	—

David B. Bernstein	50,000	100,000	—	$3.50	4/10/16	—	—	—	—
	—	43,000	—	$4.98	1/3/17	—	—	—	—

(1)	All outstanding option awards that were not fully vested as of December 31, 2007 vest in three equal annual installments, beginning on the first anniversary of the date of grant.
Options Exercised and Stock Vested
     None of our Named Executive Officers exercised any stock options during the 2007 fiscal year.
Option repricings
     We have not engaged in any option repricings or other modifications to any of our outstanding equity awards to our Named Executive Officers during fiscal year 2007.
Pension Benefits
     None of our Named Executive Officers or former executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.
Nonqualified Deferred Compensation
     None of our Named Executive Officers or former executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.
Payments upon Termination or Change-in-control
Daniel B. Carr, M.D.
     Death or Disability. Pursuant to his employment agreement, if Dr. Carr’s employment is terminated as a result of his death or disability, Dr. Carr or Dr. Carr’s estate, as applicable, would receive his base salary and any accrued but unpaid bonus and expense reimbursement amounts through the date of his death or the date on which the disability occurs. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs would be accelerated and become vested as of the date of his disability or death, and all stock options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of his disability or death shall be deemed to have expired as of such date.
     Cause. If Dr. Carr’s employment is terminated for cause, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not vested as of the date of termination shall be deemed to have expired as of such date and any stock options that have vested as of the date of Dr. Carr’s termination for cause would remain exercisable for a period of 90 days following the date of such termination.
     Change of Control. If Dr. Carr’s employment is terminated upon the occurrence of a change of control or within six months thereafter, we would be obligated to: (i) continue to pay his salary for a period of six months following such termination; (ii) pay any accrued and unpaid bonus; and (iii) pay expense reimbursement amounts through the date of termination. Also, all stock options that have not vested as of the date of such termination would be accelerated and deemed to have vested as of such termination date. Assuming that the change of control occurred on December 31, 2007, we would have paid to Dr. Carr $225,000 of base salary and $275,000 of accrued and unpaid bonus. The value of his accelerated options pursuant to SFAS 123R would have been $434,429.
     Without Cause or for Good Reason. If Dr. Carr’s employment is terminated without cause, or by Dr. Carr for good reason, then we would be obligated to: (i) continue to pay his base salary for a period of 12 months from the date of such termination; (ii) pay the bonus he would have earned had he been employed for six months from the date on which such termination occurs; and (iii) pay any expense reimbursement amounts owed through the date of termination. All stock options that are scheduled to vest in the contract year of the date of such termination shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or deemed to have vested pursuant to the preceding sentence) shall be deemed expired, null and void. Any stock options that have vested as of the date of Dr. Carr’s termination shall remain exercisable for a period as outlined in our omnibus stock option program. Assuming that the change of control occurred on December 31, 2007, we would have paid to Dr. Carr $450,000 of base salary and $275,000 of accrued and unpaid bonus. The value of his accelerated options pursuant to SFAS 123R would have been $24,562.
     Employee Covenants. In his employment agreement, Dr. Carr agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment.
     Dr. Carr also agreed, during the term of the agreement and for a period of nine (9) months thereafter, to not in any manner enter into or engage in any business that is directly competitive with our business anywhere in the world, with limited exceptions. This non-competition covenant is not applicable if Dr. Carr is terminated by us without cause, or if he terminates the agreement for good reason.
     Moreover, Dr. Carr agreed, during the term of the agreement and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or hire for any purpose any employee of us or any affiliate or any employee who has left such employment within one year of the termination of such employee’s employment with us or any such affiliate or at any time in violation of such employee’s non-competition agreement with us or any such affiliate; or (ii) solicit or accept employment or be retained by any person who, at any time during the term of the agreement, was an agent, client or customer of us or any of our affiliates where his position will be related to our business or the business of any such affiliate; or (iii) solicit or accept the business of any agent, client or customer of us or any of our affiliates with respect to products or services that compete directly with the products or services provided or supplied by us or any of our affiliates. This non-competition covenant is not applicable if Dr. Carr is terminated by us without cause, or if he terminates the agreement for good reason.
David B. Bernstein
     Pursuant to his Term Sheet for Employment, if Mr. Bernstein is terminated without cause, he shall be entitled to receive three (3) months’ salary, which amount equaled $53,681 as of December 31, 2007.

2005 Omnibus Stock Incentive Plan
     Corporate Transactions. Pursuant to the 2005 Plan, in the event that we approve a plan of complete liquidation or dissolution of our company, all options will terminate immediately prior to the consummation of such liquidation or dissolution. In the event that we approve an agreement for the sale of all or substantially all of our assets or a merger, consolidation or similar transaction in which we will not be the surviving entity or will survive as a wholly-owned subsidiary of another entity (each, a “Corporate Transaction”), the option shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Board of Directors determines, in its sole discretion and in lieu of such assumption or substitution, to take one of the following two options: (i) fifteen (15) days prior to the scheduled consummation of such Corporate Transaction, all options shall become immediately vested and exercisable and shall remain exercisable for a period of fifteen days, or (ii) cancel any outstanding options and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board in its sole, good faith discretion) equal to the product of the number of shares subject to the option multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of shares pursuant to such Corporate Transaction exceeds (B) the option price applicable to such shares. With respect to establishment of an exercise window, (i) any exercise of an option during such fifteen-day period shall be conditioned upon the consummation of the contemplated Corporate Transaction and shall be effective only immediately before the consummation of such Corporate Transaction and (ii) upon consummation of such Corporate Transaction, the 2005 Plan and all outstanding but unexercised options shall terminate.
     Termination of Employment. If a grantee’s employment or service is terminated for cause, any unexercised option shall terminate effective immediately upon such termination of employment or service. Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates on account of death, then any unexercised option, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by (A) his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, (B) the grantee’s designated beneficiary, or (C) a permitted transferee; and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.
     Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates on account of disability, then any unexercised option, to the extent exercisable on the date of such termination of employment, may be exercised in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by the grantee, or by (A) his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, (B) the grantee’s designated beneficiary or (C) a permitted transferee; and, to the extent that any such option was not exercisable on the date of such termination of employment, it will immediately terminate.
     The degree, if any, to which any awards shall vest upon a change of control or a termination of employment or service in connection with a change of control shall be specified by the Committee in the applicable award agreement.
     Except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates for any reason other than for cause, death, disability or pursuant to a change of control, then any unexercised option, to the extent exercisable immediately before the grantee’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the option term); and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.
Director Compensation
     The following table provides summary compensation information for each non-employee director for the fiscal year ending December 31, 2007:

					Change
					in pension
					value and
	Fees				nonqualified
	earned or			Non-equity	deferred
	paid in	Stock		incentive plan	compensation	All other
	cash	Awards	Option Awards	compensation	earnings	Compensation	Total
Name	($)	($)	($) (2)(3)	($)	($)	($)	($)
Douglas G. Watson(1)	$28,000	—	$189,665	—	—	—	$217,665
Jackie M. Clegg	$20,250	—	$118,005	—	—	—	$138,255
Martin J. Driscoll(4)	$21,250	—	$145,119	—	—	—	$166,369
Neil W. Flanzraich	$12,500	—	$145,119	—	—	—	$157,619
Georg Nebgen	$18,500	—	$174,554	—	—	—	$193,054

(1)	As of December 31, 2007, each director had the following number of options outstanding: Mr. Watson—271,565; Ms. Clegg—190,921; Mr. Driscoll—91,604; Mr. Flanzraich—91,604; and Mr. Nebgen—76,644.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 computed in accordance with SFAS 123R, and thus may include amounts from awards granted in and prior to 2007. A discussion of the methods used to calculate these values may be found in footnote 11, Part II, item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)	The grant date fair value of the option awards computed in accordance with SFAS 123R for each outside director is $3.34.

(4)	The compensation reflected in this table and paid to Mr. Driscoll for his services to the Company in 2007 relate solely to his services as a director. Mr. Driscoll was elected to serve as our Chief Executive Officer on March 3, 2008, and thus did not receive any payments for his service in that capacity until the 2008 fiscal year.
     Dr. Daniel B. Carr, our Chief Executive Officer until March 3, 2008, and Fred H. Mermelstein, Ph.D., our President, have not been included in the Director Compensation Table because each is a Named Executive Officer and does not receive any additional compensation for services provided as a director.
     We compensate the non-employee members of our Board of Directors for serving as a Board member up to $2,500 per meeting for each meeting attended in person ($1,000 for each meeting attended telephonically) and through the grant of stock options on an annual basis. We also compensate non-employee directors for serving as committee members up to $1,250 for each committee meeting attended in person and $500 for each committee meeting attended telephonically.
     Effective as of March 2006, our option policy is an Initial Option Award of options to purchase up to 50,000 shares of Common Stock to each non-employee director upon becoming a director vesting after one year. We also granted to our non-employee directors in the first quarter of the 2006 fiscal year a Basic Option Award of options to purchase up to 75,000 shares of Common Stock, which options vest one-third a year beginning one year after the grant date, and which cover service during the 2005-2007 fiscal years. In the first quarter of the 2009 fiscal year, we contemplate again granting a Basic Option Award of options to purchase up to 75,000 shares of Common Stock to our non-employee directors, which options will vest one-third a year beginning one year after the grant date, and which will cover service during the 2008-2010 fiscal years. Any non-employee director who is appointed following the grant of the Basic Option Award will be eligible for a pro-rated option award in the first quarter of the fiscal year following such non-employee director’s appointment.
     We also grant to our Chairman of the Board of Directors on an annual basis options to purchase up to 20,000 shares of Common Stock, to each committee member on an annual basis options to purchase up to 5,000 shares of Common Stock, to the chair of the Audit Committee on an annual basis options to purchase up to an additional 10,000 shares of Common Stock, and to the chair of the Compensation Committee and the Corporate Governance

and Nominating Committee on an annual basis options to purchase up to an additional 5,000 shares of Common Stock. These options would vest one year following the grant date, and will have a term of ten years. The exercise price for all options granted to our directors would be the fair market value on the grant date.
     If a non-employee director shall depart from the Board of directors as a result of death or disability, all unvested options shall be accelerated to vest fully on the departure date, and be exercisable for a period of eighteen (18) months from the date of departure from the Board of Directors.
     If a non-employee director shall depart from the Board of Directors voluntarily, options granted in the Initial Option Award shall be accelerated to be fully vested (if they are not already fully vested), all unvested options granted in the Basic Option Award shall be accelerated to be fully vested on a prorated basis for years actually served, all options granted for committee service shall be accelerated to be fully vested on a prorated basis for years actually served, and the vested options shall be exercisable for a period of eighteen (18) months from the date of resignation from the Board.
     If a non-employee Director shall depart from the Board of Directors for cause, there shall be no acceleration of unvested options, and all unvested options shall terminate immediately upon the departure date. Vested options shall be exercisable for twelve (12) months.
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee during fiscal 2007 were Mr. Watson and Ms. Clegg. During fiscal 2007:
•	none of the members of the Compensation Committee was an officer (or former officer) or employee of our company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which we were a participant and the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     McGladrey & Pullen, LLP (“McGladrey”) served as our independent registered public accounting firm for the year ended December 31, 2007, and has been appointed by the Audit Committee of the Board of Directors to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2008. In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of our independent registered public accounting firm will be reconsidered by the Audit Committee. Representatives of McGladrey are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.
     Your ratification of the appointment of McGladrey as our independent registered public accounting firm for the fiscal year ending December 31, 2008 does not preclude the Audit Committee from terminating its engagement of McGladrey and retaining a new independent registered public accounting firm, if it determines that such an action would be in our best interest.
     On October 6, 2006, the Board of Directors, at the recommendation of the Audit Committee, unanimously dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, and retained McGladrey. PwC had been our independent registered public accounting firm since December 13, 2004 and PwC had been the independent accountant for Innovative Drug Delivery Systems, Inc. (“IDDS”), our subsidiary, for more than five years. PwC’s reports on our financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle, except for an emphasis of a matter paragraph relating to our recurring losses and limited capital resources, as described in Note 2 to our financial statements for the years ended December 31, 2005 and 2004. During the period from the inception of the engagement of PwC on December 13, 2004 through the October 6, 2006 termination of the engagement, (i) we had no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PwC’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our financial statements for such years and (ii) there were no reportable events pursuant to Item 304(a)(1)(v) of Regulation  S-K.
     As part of its duties under the Audit Committee Charter, the Audit Committee reviews the continued retention of our independent registered public accounting firm and recommends either continued retention or change to the Board of Directors. During its review of PwC, the Audit Committee considered, among other things, that PwC had been the independent accountants for IDDS more than five years and the move of our accounting and financial reporting personnel to Cambridge, Massachusetts from New York, New York, and decided to recommend a change in our independent registered public accounting firm.
     During the period that PwC had acted as our independent registered public accounting firm, we did not consult with McGladrey on either application of accounting principles or type of audit opinion or any of the other matters specified in Item 304(a)(2)(i) and (ii) of Regulation  S-K.
     We requested and received from PwC a letter, dated October 11, 2006, addressed to the SEC stating whether or not PwC agrees with the above statements. A copy of the PwC letter is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on October 13, 2006.
     For each of the two fiscal years ended December 31, 2007, the total fees billed to us by McGladrey and PwC for services they rendered to us were as set forth below. A portion of the audit fees for 2007 and 2006 were paid in 2008 and 2007, respectively.
     Audit Fees. The aggregate fees billed for professional services rendered in connection with: (i) the audit of our annual financial statements; (ii) the review of the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30; (iii) consents and comfort letters issued in connection with equity offerings; and (iv) services provided in connection with statutory and regulatory filings or engagements were $354,487 for the fiscal year ended December 31, 2007 (of which $82,500 was billed by PwC and $271,987 was billed by McGladrey), and $377,169 for the fiscal year ended December 31, 2006 (of which $207,169 was billed by PwC and $170,000 was billed by McGladrey).
     Audit-Related Fees. We did not incur any audit-related fees for the fiscal years ended December 31, 2007 and December 31, 2006.
     Tax Fees. Tax fees of $10,000 were billed to us by McGladrey for services rendered to us related to technical analysis of research and development tax credits during the fiscal year ended December 31, 2007. We did not incur any tax fees for the fiscal year ended December 31, 2006.
     All Other Fees. We did not incur any other fees for the fiscal years ended December 31, 2007 and December 31, 2006.
Pre-Approval Policies and Procedures
     Rules adopted by the SEC in order to implement the requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. The Audit Committee has pre-approved the provision of audit and non-audit services by each independent registered public accounting firm for 2007 in accordance with its pre-approval policy. The pre-approval policy requires management to submit annually for approval to the Audit Committee a plan describing the scope of work and anticipated cost associated with each category of service. At each regular Audit Committee meeting, management reports on services performed by our independent registered public accounting firm and the fees paid or accrued through the end of the quarter preceding the meeting are discussed with management and representatives of our independent registered public accounting firm.
     We have considered and determined that the provision of the non-audit services provided by our independent registered public accounting firms is compatible with maintaining each such firm’s independence.
Vote Required and Board of Directors’ Recommendation
     Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 2. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR PROPOSAL NO. 2.

PROPOSAL 3
AMENDMENT OF 2005 OMNIBUS STOCK INCENTIVE PLAN
Overview
     The Board of Directors has unanimously adopted, subject to stockholder approval at the Meeting, an amendment to the 2005 Omnibus Stock Incentive Plan (the “2005 Incentive Plan”) to: (i) increase the number of shares of Common Stock authorized for issuance thereunder from 9,000,000 to 10,000,000 shares, and (ii) remove the restriction on the number of incentive stock options that may be issued thereunder. Following approval of the amendments, the maximum number of incentive stock options that may be issued under the 2005 Incentive Plan shall be equal to the maximum number of shares of Common Stock that shall be available for grant under the 2005 Incentive Plan. The amendment is considered necessary and in the best interests of our company and its long-term strategic growth to permit us to continue to attract, retain and motivate officers, employees, non-employee directors and consultants.
Purposes of the Plan
     The 2005 Incentive Plan is intended to provide qualifying employees, directors and consultants with equity ownership in our company and our subsidiaries, thereby strengthening their commitment to our success, promoting the identity of interests between our stockholders and such employees, directors and consultants and stimulating their efforts on behalf of our company, and to assist us in attracting and retaining talented personnel. We believe that, assuming approval of this amendment, the ratio of the number of shares available for options under the 2005 Incentive Plan in relation to the number of outstanding shares of Common Stock would be within the range of such ratios for comparable companies.
     As of April 28, 2008, there were approximately five executive officers, 42 employees and five non-employee directors of our company who are participants in the 2005 Incentive Plan. Because participation in, and the types of awards that may be made under, the 2005 Incentive Plan are subject to the discretion of the Compensation Committee, the future benefits or amounts that will be received by any participant or groups of participants, including our directors, executive officers and other employees, are not currently determinable. For information regarding option grants to current management, See “Executive Compensation” above.
Grants
     The 2005 Incentive Plan provides for the grant of stock options, stock appreciation rights (SARs) and direct stock grants (“Awards”). These Awards may be granted for up to 9,000,000 shares of Common Stock, which upon stockholder approval of this Proposal would be increased to 10,000,000 shares. Stock options are the right to purchase shares of our Common Stock at a specified price, which may not be less than fair market value at time of grant, over a fixed period, subject to earlier termination. SARs may be granted alone or in connection with another Award, such as a stock option or grant of restricted stock, and provide for an appreciation distribution from us equal to the increase in the fair market value per share of Common Stock from the price specified on the grant date. If granted in connection with another Award, exercise of the SAR will generally require the surrender of the related reward. This appreciation difference may be made in cash or in shares of Common Stock. Direct stock grants include the grant of performance shares which may be distributable to the holder based on the achievement of specified performance targets, and the grant of bonus stock would not require purchase by the award recipient. Any of the direct stock grants may be restricted stock, which is subject to forfeiture by the holder (or repurchase by us) upon the occurrence of specified events, such as the holder’s cessation of service prior to a specified date.
     To the extent any of the options or other stock awards granted under the 2005 Incentive Plan expire or are terminated without being exercised, the shares unexercised thereunder may be subject to future grant under the 2005 Incentive Plan.

     To date, all Awards under the 2005 Incentive Plan have been stock options. Our present intention is to grant only stock options thereunder; however, other types of awards may be granted dependent on future tax and accounting considerations of the grants.
     As of the Record Date, we had granted options under the 2005 Incentive Plan to purchase an aggregate of 7,274,347 shares of Common Stock at exercise prices ranging from $1.50 to $6.65 per share, expiring between June 14, 2008 and April 21, 2018. This includes options that had been granted by IDDS prior to its December 2004 merger with Intrac, Inc., our company’s predecessor, that were assumed by Intrac upon the closing of that merger, adjusted as to the number of underlying shares and the exercise price for the merger ratio. The closing price of our common stock on the American Stock Exchange on April 25, 2008 was $2.85.
     The Board of Directors believes that the 2005 Incentive Plan has been very advantageous in attracting and retaining capable persons to serve as employees and directors of our company. Due to our dependency upon equity financings for our capital needs, we seek to conserve our cash resources for use in connection with our research and development activities. This cash conservation policy places limitations on cash compensation arrangements we can have with employees, including executive officers and directors. To compete with other companies for qualified persons, many of which companies are better financed than us, we have relied upon our option program to help us attract and incentivize our employees and directors. Without having additional shares of Common Stock under our 2005 Incentive Plan to use for option grants to these persons, our ability to attract such new employees and directors could be adversely impacted, thereby adversely affecting our future.
Administration
     The Compensation Committee of the Board of Directors administers the 2005 Incentive Plan. This Committee consists of two members of the Board of Directors, each of whom qualifies as an “outside director” as defined for purposes of the regulations under Section 162(m) of the Internal Revenue Code and as a “non-employee director” under Section (b)(3)(i) of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Compensation Committee also qualifies as an independent director under the rules of the American Stock Exchange. The number of members of the Compensation Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board of Directors deems appropriate to permit transactions in shares pursuant to the 2005 Incentive Plan to satisfy such conditions of Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code as then in effect. Notwithstanding anything to the contrary in the 2005 Incentive Plan, the Committee may be comprised of the entire Board of Directors.
Eligibility
     The Compensation Committee may, in its discretion, grant Awards to any eligible person, whether or not he or she has previously received an option, except in the case of (a) an incentive stock option (“ISO”), which can only be granted to an employee of our company or any subsidiary and (b) the non-employee directors Automatic Option Grant Program, which is self-executing. Participation in the Automatic Option Grant Program is limited to persons who become and continue as non-employee directors, whether through appointment by the Board of Directors or election by our stockholders.
Option Price and Terms
     Options granted under the 2005 Incentive Plan may be either ISOs or non-qualified stock options (“NQSO”). The option price of each share of Common Stock subject to an option will be fixed by the Committee but shall not be less than the fair market value of the Common Stock on the date of grant of the option, defined as the average bid and ask price on the date of grant. An option designated as an ISO is intended to qualify as such under Section 422 of the Internal Revenue Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year may not exceed $100,000. NQSOs are not subject to this requirement. Certain adjustments in the option price may be made for extraordinary dividend distributions. The Committee determines the option period, provided it is not longer than five years, in the case of ISOs granted to employees who hold 10% of the outstanding stock, 10 years in the case of ISOs generally, or 10 years in the case of NQSOs, subject to earlier termination, the vesting period and the payment terms. In the event of termination of employment, the optionee may exercise his or her options at any time within three months of the termination (which may be extended for up to 18 months), which period was changed from one year from termination, but in no event later than the expiration date of the option; however, if the employee is terminated “for cause,” the option expires immediately, and options to non-employee directors may continue after termination of their service. All options vest immediately upon a “Change of Control” of the Company. The Automatic Option Grant is currently for 50,000 shares upon becoming a non-employee director and for 75,000 shares granted on a triennial basis thereafter, vesting one-third a year after one year, plus an annual grant of 20,000 shares to the Chairman of the Board, 5,000 shares for serving on one or more committees, plus 5,000 shares for a committee chair and an additional 5,000 shares for chair of the Audit Committee.
     Upon exercise of an option, payment for shares may be made in cash or, if the option agreement so provides or the Compensation Committee then permits, in shares of Common Stock calculated based upon their fair market value as of the date of their delivery or a combination of stock and cash.
Modification and Termination of the Plan
     The Compensation Committee may from time to time, in its discretion, amend the 2005 Incentive Plan without the approval of shareholders, except (a) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which our equity securities are listed and (b) that the Committee may not without the approval of our stockholders amend the 2005 Incentive Plan to increase the total number of shares reserved for the purposes of the 2005 Incentive Plan.
     The 2005 Incentive Plan shall continue in effect until the earlier of July 2015, its termination by the Committee or the date on which all of the shares of Common Stock available for issuance thereunder have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing options granted thereunder have lapsed.
Adjustments
     In the event any change is made to the Common Stock issuable under the 2005 Incentive Plan by reason of any stock split, stock dividend, combination of shares or recapitalization, appropriate adjustment will be made to the share reserve thereunder and to the number of shares and the exercise price of the Common Stock subject to outstanding options. In the event of a Change of Control (as defined in the 2005 Incentive Plan), the option agreements may provide that all unvested options may vest upon the Change of Control. In addition, in the event of a Corporate Transaction or Hostile Takeover (as defined in the 2005 Incentive Plan), all unvested options may vest and, if applicable, such outstanding options may be assumed by any successor entity.
Federal Income Tax Consequences
     The following discussion outlines generally the current federal income tax consequences of the 2005 Incentive Plan. Applicable tax laws and their interpretations are subject to change at any time and application of such laws may vary in individual circumstances.
Incentive Stock Options
     A recipient who is granted an incentive stock option does not recognize taxable income upon the grant or exercise of the option. However, the difference between the fair market value of our Common Stock on the date of exercise and the option exercise price is a tax preference item that may subject the recipient to alternative minimum tax. A recipient generally will receive long-term capital gain or loss treatment on the disposition of shares acquired upon exercise of the option, provided that the disposition occurs more than two years from the date the option is granted, and the recipient holds the stock acquired for more than one year. A recipient who disposes of shares acquired by exercise prior to the expiration of the forgoing holding periods realizes ordinary income upon the disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise and the disposition price. Any appreciation between the fair market value of the shares on the date of exercise and the disposition price is taxed to the recipient as long or short-term capital gain, depending on the length of the holding period. To the extent the recipient recognizes ordinary income, our company receives a corresponding tax compensation deduction.

Nonqualified Stock Options
     A recipient will not recognize income upon the grant of a nonqualified option. Upon exercise, the recipient will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the price paid for the stock. Our company is entitled to a tax compensation deduction equal to the ordinary income recognized by the recipient. Any taxable income recognized by a recipient in connection with an option exercise is subject to income and employment tax withholding. When the recipient disposes of shares acquired by the exercise of a nonqualified option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as capital gain. Dispositions made after one year from the exercise date will be treated as long-term capital gain. Dispositions made less than one year from the exercise date will be treated as short-term capital gain.
Code Section 162(m)
     Code Section 162(m) denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the four other most highly paid executive officers of a publicly traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the computation of the deduction limit. Options and SARs granted under the 2005 Incentive Plan are excluded from the computation of the deduction limit and the Compensation Committee can cause other awards under the 2005 Incentive Plan to be similarly excluded from the computation of the deduction limit by conditioning the grant or vesting upon specified performance goals.
Other Options
     In addition to options granted under the 2005 Incentive Plan, as of the Record Date, we had outstanding non-Plan options for the purchase of an aggregate of 1,184,058 shares at an exercise price of $3.87 per share, terminating through January 2011. These options had been granted by IDDS prior to its merger into Intrac in December 2004. Intrac assumed these options upon the closing of that merger, and we assumed them upon the closing of the merger of Intrac into Javelin in September 2005.
Securities Authorized for Issuance Under Equity Compensation Plans
     The following table provides aggregate information as of December 31, 2007 about Common Stock that may be issued upon the exercise of options under our equity compensation plans, including the 2005 Incentive Plan.

	Number of securities to be
	issued upon exercise of	Weighted average exercise	Number of securities
	outstanding options, warrants	price of outstanding	remaining available for
Plan Category	and rights	options, warrants and rights	future issuance
Equity compensation plans approved by security holders	5,845,797	$3.38	2,614,065 (1)
Equity compensation plans not approved by security holders	1,106,444	$3.87	0
Total:	6,952,241	$3.46	2,614,065 (1)

(1)	Includes 100,000 shares of Common Stock available for future issuance under the 2007 Employee Stock Purchase Plan.
Vote Required and Board of Directors’ Recommendation
     Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 3. For purposes of the amendment to our 2005 Omnibus Equity Incentive Plan, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR PROPOSAL NO. 3

BOARD INFORMATION
Board Meetings
     The Board of Directors held 12 meetings, either in person or by telephone, in 2007. In addition, the Board of Directors unanimously approved seven written consents on matters between meetings. During 2007, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and applicable committee meetings (held during the period for which he or she was a director) on which he or she served, except for Neil W. Flanzraich. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but we strongly encourage all members of the Board of Directors to attend the Meeting and expect such attendance except in the event of extraordinary circumstances. All members of the Board of Directors at the time of our annual meeting of stockholders held on June 26, 2007 attended such annual meeting.
Board Committees
     Our Board of Directors currently has three standing committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board of Directors: (i) Audit Committee, (ii) Compensation Committee and (iii) Corporate Governance and Nominating Committee. From time to time, the Board of Directors may establish other committees.
Audit Committee
     The Audit Committee is responsible for: (i) overseeing the corporate accounting and financial reporting practices; (ii) recommending the selection of our registered public accounting firm; (iii) reviewing the extent of non-audit services to be performed by the auditors; and (iv) reviewing the disclosures made in our periodic financial reports. The members of the Audit Committee are Jackie M. Clegg, Douglas G. Watson and Neil W. Flanzraich, each of whom is an independent director within the meaning of the rules of the American Stock Exchange and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee qualifies as an Audit Committee Financial Expert under applicable SEC Rules. The Chairman of the Audit Committee is Ms. Clegg. The Audit Committee held seven meetings during 2007. The Audit Committee carries out its responsibilities in accordance with the terms of its Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement.
Compensation Committee
     The Compensation Committee determines matters pertaining to the compensation of executive officers and other significant employees, and administers our stock and incentive plans. The members of the Compensation Committee are Douglas G. Watson and Jackie M. Clegg. The Chairman of the Compensation Committee is Mr. Watson. The Compensation Committee held one meeting during 2007. Each of the members of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code. The Compensation Committee carries out its responsibilities pursuant to a written charter, a copy of which was attached as Appendix B to the Proxy Statement, dated June 1, 2007, for the 2007 Annual Meeting.
Corporate Governance and Nominating Committee
     The Corporate Governance and Nominating Committee establishes internal corporate policies and nominates persons to serve on our Board of Directors. The members of the Corporate Governance and Nominating Committee as of December 31, 2007 were Douglas G. Watson and Jackie M. Clegg. On March 19, 2008, Peter D. Kiernan, III accepted an invitation to join the Corporate Governance and Nominating Committee, on which he currently serves along with Mr. Watson and Ms. Clegg. The Chairman of the Corporate Governance and Nominating Committee is Mr. Watson. A copy of this Committee’s Charter was attached as Appendix A to the Proxy Statement, dated June 20, 2006, for the 2006 Annual Meeting. This Committee held two meetings during 2007. See “Director

Nominations” below for the procedures for the nomination of directors.
Director Nominations
     The Corporate Governance and Nominating Committee recommends director candidates and will consider for such recommendation director candidates proposed by management, other directors and stockholders. All director candidates will be evaluated based on the criteria identified below, regardless of the identity of the individual or the entity or person who proposed the director candidate.
     In accordance with our By-Laws, to nominate a director for election to the Board of Directors at an annual meeting of stockholders, a stockholder must deliver timely written notice of such nomination to the Secretary of the Company. To be timely, the notice must be delivered not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided that if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, the notice must be delivered not earlier than 120 days nor later than 90 days prior to such annual meeting or the 10th day following the date on which we make public announcement of the meeting date. The notice must set forth:
•	the name, age and address of the stockholder;

•	the principal occupation or employment of such person;

•	the class and number of shares of our securities beneficially owned by such person;

•	all other information related to such person as is required to be disclosed under SEC proxy disclosure rule 14A; and

•	a consent by such person to be named in the proxy statement.
     The selection of director nominees includes consideration of factors deemed appropriate by the Corporate Governance and Nominating Committee and the Board of Directors. We may engage a firm to assist in identifying, evaluating, and conducting due diligence on potential board nominees. Factors will include integrity, achievements, judgment, intelligence, personal character, any prior contact or relationship between a candidate and a current or former director or officer of the Company, the interplay of the candidate’s relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties and the likelihood that he or she will be willing and able to serve on the Board of Directors for a sustained period. The Corporate Governance and Nominating Committee will consider the candidate’s independence, as defined by the rules of the SEC and the American Stock Exchange. In connection with the selection, due consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences. Experience, knowledge, and skills to be represented on the Board of Directors include, among other considerations, financial expertise (including an “audit committee financial expert” within the meaning of the SEC’s rules), pharmaceutical expertise and/or medical knowledge and contacts, financing experience, strategic planning, business development, and community leadership.
Code of Ethics
     We have adopted a Code of Conduct and Ethics that applies to all of our employees and officers, and the members of our Board of Directors. The Code of Conduct and Ethics is available on our website at www.javelinpharmaceuticals.com. Printed copies are available upon request without charge. Any amendment to or waiver of the Code of Conduct and Ethics will be disclosed on our website promptly following the date of such amendment or waiver.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with the American Stock Exchange. The Reporting Persons are also required to furnish us with copies of all such reports. Based solely on our review of the reports received by us, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2007, the Reporting Persons met all applicable Section 16(a) filing requirements.
Stockholder Communications with the Board
     Stockholders wishing to communicate with the Board of Directors may send correspondence directed to the Board, care of Douglas G. Watson, Chairman, 125 CambridgePark Drive, Cambridge, MA 02140. Mr. Watson will review all correspondence addressed to the Board of Directors, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. He will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board of Directors for its review at the Board’s request. Mr. Watson will forward stockholder communications to the Board of Directors prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate. Correspondence intended for our independent directors as a group should be addressed to us at the address above, Attention: Independent Directors.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. Each member of this Committee is an audit committee financial expert within the meaning of Item 401(h) of SEC Regulation S-K. The Audit Committee assists the Board’s oversight of the integrity of our financial reports, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The current Audit Committee charter is attached as Appendix A to this Proxy Statement. The Audit Committee is responsible for overseeing our corporate accounting and financial reporting practices, recommending the selection of our registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in our periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K.
     The Audit Committee: (1) reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant its independence.
     Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.
     The foregoing report has been furnished in April 2008 by the members of the Audit Committee, being:
Jackie M. Clegg, Chair
Douglas G. Watson
Neil W. Flanzraich
     The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.

STOCKHOLDER PROPOSALS
     If you wish to have a proposal included in our proxy statement and form of proxy for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices on or before December 31, 2008. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors, the ratification of the appointment of the independent registered public accounting firm and the amendment of the 2005 Omnibus Stock Incentive Plan. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.
     It is important that the proxies be returned promptly and that your shares be represented at the Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

April 30, 2008	By Order of the Board of Directors
David B. Bernstein
Secretary

Appendix A
JAVELIN PHARMACEUTICALS, INC.
CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Purpose:
     The purpose of the Audit Committee (the “Committee”) established pursuant to this Charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Javelin Pharmaceuticals, Inc. and its subsidiaries (the “Company”), to approve policies relating to internal controls, to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made or to be made in internal accounting controls, to nominate independent auditors and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that may require Board attention.
     In addition, the Committee shall have the authority to undertake the specific duties and responsibilities listed below and the authority to undertake such other specific duties as the Board from time to time may prescribe.
     The Committee shall assist the Board in fulfilling the Board’s responsibility to the Company and its stockholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of the financial reports of the Company, including the Company’s compliance with legal and regulatory requirements, its registered public accounting firm’s (the “independent auditor”) qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the preparation of the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
     It is not the role of the Committee to plan or conduct audits, to guarantee the accuracy or quality of the Company’s financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditors and the internal auditors. It is the responsibility of the Committee to maintain regular and open communication among the directors, the independent auditors, the internal auditors, and the financial management of the Company.
Membership:
     The Committee shall consist of at least three (3) members of the Board, each of whom is independent of management and the Company. The Committee may select among themselves a chairperson to preside at the meetings, provided that the chairperson shall be rotated among its members every three (3) years. The Committee members shall be financially literate and, to the extent reasonably practicable, at least one member shall be a financial expert, as defined by the Commission. The members of the Committee shall be appointed by, and shall, serve at the discretion of, the Board.

Responsibilities:
     The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report to the results of its activities to the Board. The Committee shall have the authority to undertake the following duties and responsibilities:
Generally:
1.	Discussing with the Company’s independent auditors their independence from management and the Company and the matters to be included in the written disclosures required by applicable oversight agencies and boards.

2.	Reviewing and consulting with the Company’s independent auditors concerning the adequacy of the Company’s system of internal controls, policies and procedures, and approving policies relating to internal controls and protection of assets.

3.	Reviewing and consulting with the Company’s independent auditors concerning organizational structure and qualifications of the Company’s internal audit function to the extent that the size and operations of the Company warrant this function.

4.	Approving fee arrangements with the independent auditors.

5.	Prior to the annual independent audit, reviewing with the independent auditors and management the auditors’ proposed audit scope and approach, the areas of audit emphasis and the staffing of the audit.

6.	At least annually, reviewing the Committee’s Charter for any necessary revisions and referring all such revisions to the Board.
Financial Statement and Disclosure Matters:
7.	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors, the form and content of the Company’s financial statements and disclosures and the required communications from the independent auditors under generally accepted auditing standards and any applicable Commission regulations.

8.	Reviewing the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-QSB, including discussing the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors.

9.	Reviewing with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-KSB, including their judgment about the quality not just acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.
10.	At least annually, affirming in the proxy statement the existence of the Audit Committee and compliance with the Charter.

11.	At least triennially, causing the Committee’s Charter to be attached to the annual proxy statement.

12.	Reviewing with senior management and the independent auditors the Company’s accounting and financial personnel resources.
Oversight of the Company’s Relationship with the Independent Auditor:
13.	Reviewing the performance of the independent auditors and ensuring the rotation of the lead (or coordinating) audit partner having primary responsibility for reviewing the audit as required by law.

14.	Reviewing and recommending to the Board the selection and retention of independent auditors and considering whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

15.	Review the disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

16.	Obtaining and reviewing a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

17.	Evaluating the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall review and approve such non-audit services to be performed by the independent auditors. The Committee may delegate such approval to one or more of its members. The Committee shall present its opinions of management and internal auditor to the Board.

18.	Reviewing and consulting with the Company’s independent auditors concerning compliance with Commission requirements for disclosure of auditors’ services and Committee members and activities.

19.	Providing a forum for the independent auditors to meet in closed session with the Committee.

20.	Receiving and reviewing the response of the management of the Company to any management letter or report from the independent auditors.

21.	Reviewing the extent of non-audit services to be performed by the independent auditors for the Company.

22.	Reviewing any dispute between management and the independent auditors and recommending action to the Board.
Compliance Oversight Responsibilities:
23.	Discussing with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

24.	Discussing with the Company’s general counsel legal matters that may have a material impact on the Company’s financial statements or compliance policies.

25.	Providing oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments, and approving such policies.

26.	Instituting, if necessary, special investigations and, if appropriate, hiring special counsel or experts to assist such investigations.

27.	Reviewing related party transactions for potential conflicts of interest and making recommendations to the Board with respect thereto.

28.	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls and auditing, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

29.	Performing other oversight functions as requested by the full Board.
     In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it, and shall report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

Meetings:
     The Committee shall meet as often as it determines, but not less frequently than quarterly. Each meeting may include an executive session that will allow the Committee to maintain free and open communications with the Company’s independent auditors.
     The Committee shall meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.
     The Committee is authorized, by majority vote at an in-person meeting or by unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings, (meeting physically or by telephonic or other electronic means) and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof, and that unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.
Reports:
     The Committee may present its summaries of recommendations to the Board in written or oral form. The Committee recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.
Minutes:
     The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.
Other:
     The Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:
1.	at the Company’s expense and not at the expense of the members thereof, to retain counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions; and

2.	to request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors’ engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee.

     The officers of the Company are requested to cooperate with the Committee and to render assistance to it as it shall request in carrying out its functions.

JAVELIN PHARMACEUTICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2008
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned stockholder of JAVELIN PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 2008, and hereby constitutes and appoints Martin J. Driscoll and Stephen J. Tulipano, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders to be held on June 24, 2008, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:
(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
JAVELIN PHARMACEUTICALS, INC.
June  24, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20230303000000000000 8	062607
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Elect as Directors the nominees listed below: |

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡ ¡	Martin J. Driscoll Jackie M. Clegg Peter D. Kiernan, III

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

3.	Approve an amendment to the Company’s 2005 Omnibus Stock Incentive Plan to: (i) increase the number of shares of Common Stock underlying the awards thereunder to 10,000,000 shares and (ii) remove the limitation on the issuance of incentive stock options thereunder.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.	☐	☐	☐

This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the four proposals, including FOR all nominees listed above for Director.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.